Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of KeySpan Corporation for the registration of $600,000,000 of debt securities and to the incorporation by reference therein of our report dated May 22, 1998, with respect to the financial statements and schedule of Long Island Lighting Company included in the Annual Report (Form 10-K), as amended, of MarketSpan Corporation for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                    /S/ERNST & YOUNG LLP



December 2, 1999
Melville, New York